CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statements on Form S-1, of our report dated September 26, 2006, relating to the financial statements of Advanced Technology Acquisition Corp., appearing in the prospectus of Advanced Technology Acquisition Corp. We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
October 6, 2006